UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2011

ALL AMERICAN GOLD CORP.
(Exact name of registrant as specified in its charter)

Wyoming	000-54008	26-0665571
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

700 North High School Road, Suite 203, Indianapolis, Indiana	46214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 317.946.4653

___________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02        Results of Operations and Financial Conditions

Update to Drilling Programs for Fall, 2011

Drilling Plan for Goldfield West Project, Nevada

The Goldfield West project is located approximately 4.5 miles west of Goldfield in Esmeralda County, Nevada. Drilling will commence in September, 2011 and will target major structures which may host high-grade quartz-sulfide-gold veins similar to those in the main Goldfield district. A total of 1,550 to 2,000 meters of RC drilling is planned at six drill sites located in both the northern and southern parts of the property.

At the South target, interpretation of geophysical surveys has identified an 800 meter long nearly north-south structure. One hole, drilled in 2010, identified minor veinlets of quartz/pyrite/alunite and gold values up to 1.45 g/t over 1.5 meters. Two fences consisting of three angle drill holes spaced roughly 100 feet apart will attempt to penetrate the fault identified by the geophysical surveys.

At Nevada Eagle in the northern part of the property, drill holes will target an interpreted broad north-south trending structure which appears to host an intrusive dike. Two or three additional angle holes are planned to test the geophysical anomaly.

All of the drill holes will be angled across the interpreted structures, supervised and logged by an independent geologist. Drill samples will be collected on 1.5 meter lengths and shipped to ALS Chemex in Reno, Nevada for analysis of gold and silver content.

Drilling Plan for Belleville Project, Nevada

The Belleville Project is located approximately 175 miles south-southeast of Reno, Nevada and approximately 250 miles northwest of Las Vegas, Nevada.

Exposed rocks at Belleville include meta-sediments, meta-volcanics and a granite intrusion of late Mesozoic age. Several old prospect pits and adits are developed along two semi-parallel shear zones which trend northeast-southwest. The shears contain quartz veins, stockworks and varying amounts of iron and copper minerals. Rock chip samples from the shallow workings revealed as much as 53 parts per million (ppm) gold. Although these shears are rarely more than a few feet wide, they persist for at least 1000 feet along strike before being buried by pediment cover.

After geologic mapping and geochemical sampling was completed, a Gradient IP-Resistivity and Ground Magnetic survey of the area was commissioned. The survey found a possible extension of one of the shear zones under pediment cover. The anomaly is roughly 1,000 feet long.

All American plans to test the geophysical anomaly with angled reverse circulation (RC) drilling from two drill sites later in the fall of 2011. A total of 1,500 to 2,000 feet of drilling is planned.

Richard Kern, M.S., (P.Geo) of Reno, Nevada, is the company’s technical advisor and has reviewed the technical information included.

Item 9.01        Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL AMERICAN GOLD CORP.

/s/ “Brent Welke”

Brent Welke
President, Secretary, CEO and Director

Date: September 9, 2011